UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

On February 16, 2017, LMI Aerospace, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sonaca S.A., a limited liability company validly existing under the laws of Belgium (the “Parent”), Sonaca USA Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent, and Luminance Merger Sub, Inc., a Missouri corporation and an indirect, wholly-owned subsidiary of the Parent, relating to the proposed acquisition of the Company by Parent, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”).

On May 22, 2017, in connection with and conditional upon the consummation of the Merger as further described, and upon certain other conditions set forth, in the Notice of Optional Redemption (the “Conditions Precedent”), the Company provided the holders of all of the outstanding 7.375% Second-Priority Senior Secured Notes due 2019 (the “Outstanding Notes”) issued under the Indenture, dated as of June 19, 2014, among the Company, the guarantors party thereto, U.S. Bank National Association in its capacity as trustee, and U.S. Bank National Association in its capacity as collateral agent (the "Indenture"), a Notice of Optional Redemption whereby the Company has elected to redeem all of the Outstanding Notes during the period described therein, subject to the satisfaction of the Conditions Precedent. As further described in the Notice of Optional Redemption, in the Company’s discretion, the redemption may be delayed until the Conditions Precedent are satisfied (or waived by the Company in its sole discretion), or the redemption may not occur and the Notice of Optional Redemption may be rescinded in the event that the Conditions Precedent are not satisfied (or waived by the Company in its sole discretion) by the Redemption Date (as defined in the Notice of Optional Redemption). In addition, whether or not the Conditions Precedent are satisfied by the Redemption Date, the Company reserves the right to take any other actions with respect to the Outstanding Notes, including satisfying and discharging the Outstanding Notes or redeeming the Outstanding Notes at a later date.

The redemption price with respect to any redeemed Outstanding Notes will be equal to 103.688% of the principal amount of such note, plus accrued but unpaid interest thereon to the Redemption Date.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any notes or any other security. There can be no assurances that the Conditions Precedent will be satisfied or that the redemption will occur.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits. See the Exhibit Index, which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 22, 2017

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	LMI Aerospace, Inc. Notice of Optional Redemption of 7.375% Second-Priority Senior Secured Notes due 2019.